UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 16, 2007



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     As of February 16, 2007, Tasker Products Corp. (the "Registrant"), and James Collins ("Collins") entered into a settlement agreement in connection with a civil action filed in the Connecticut Superior Court for the Judicial District of Stamford on May 25, 2006 (the "Lawsuit"). The settlement agreement provides for among other things (i) payment to Collins of $400,000 in cash, of which $150,000 was paid on February 20, 2007 and $250,000 is payable within 90 days after February 16, 2007 (the "Second Payment"), (ii) acceleration of stock options exercisable for 1,000,000 shares of common stock granted by the Registrant to Collins to the extent that they have not already vested, which stock options expire 90 days from February 16, 2007, (iii) registration of the shares of common stock underlying such stock options with the Securities and Exchange Commission and reduction of the exercise price of such stock options from an exercise price of $1.45 per share to $0.40 per share, (iv) granting of mutual general releases and (v) withdrawal by Collins of the Lawsuit with prejudice once the Second Payment has been made and such shares of common stock have been registered.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         TASKER PRODUCTS CORP.



Dated: February 23, 2007                 By:    /s/ Stathis Kouninis
                                             ----------------------------------
                                              Stathis Kouninis
                                              Chief Financial Officer